Exhibit 5.1

Simpson Thacher & Bartlett LLP

425 LEXINGTON AVENUE

NEW YORK, NY 10017-3954

TELEPHONE: +1-212-455-2000

FACSIMILE: +1-212-455-2502

Direct Dial Number	E-mail Address
+1-212-455-7614	elewandowski@stblaw.com

March 6, 2025

TaskUs, Inc.

1650 Independence Drive, Suite 100

New Braunfels, Texas 78132

Ladies and Gentlemen:

We have acted as counsel to TaskUs, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the issuance by the Company of an aggregate of up to 1,818,288 shares of common stock, par value $0.01 per share, of the Company (the “Shares”) that may be issued by the Company pursuant to the TaskUs, Inc. 2021 Omnibus Incentive Plan (the “Plan”).

We have examined the Registration Statement, the Second Amended and Restated Certificate of Incorporation of the Company and the Plan, each of which have been filed with the Commission as exhibits to the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made such other investigations as we have deemed relevant and necessary in connection with the opinion hereinafter set forth.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that upon issuance and delivery in accordance with the Plan, the Shares will be validly issued, fully paid and nonassessable.

We do not express any opinion herein concerning any law other than the Delaware General Corporation Law.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP